UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 29, 2010

Tidelands Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

001-33065	02-0570232
(Commission File Number)	(IRS Employer Identification No.)

875 Lowcountry Blvd., Mount Pleasant, South Carolina	29464
(Address of principal executive offices)	(Zip Code)

(843) 388-8433

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01.  Other Events.

We are furnishing this report on Form 8-K in connection with a resolution adopted by the board of directors related to the Tidelands Bancshares, Inc. 2004 Stock Incentive Plan, as amended (the “Plan”).  Section 5.1 of the Plan provides that the maximum number of shares that may be issued under the Plan shall automatically increase each time the Company issues additional shares of stock so that the total number of shares issuable under the Plan shall at all times equal 20% of the then outstanding shares of stock, unless the Board adopts a resolution providing otherwise.

Effective April 29, 2010, the board of directors of the company adopted a resolution providing that if the public offering contemplated by Registration Statement No. 333-165251 closes, the total number of shares that may be issued under the Plan shall equal 12% of the then outstanding shares of common stock of the company.  The resolution is deemed to modify Section 5.1 of the Plan accordingly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDELANDS BANCSHARES, INC.

Dated: April 30, 2010	By:	/s/ Alan W. Jackson
Alan W. Jackson
Chief Financial Officer